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                                        Registration Nos. 333-31333 and 33-63145
                                                      Filed under Rule 424(b)(3)

PRICING SUPPLEMENT NO. 1 DATED AUGUST 11, 1997
(To Prospectus dated July 28, 1997, as supplemented by
Prospectus Supplement dated July 31, 1997)

                            GTE CORPORATION [LOGO]
                          MEDIUM-TERM NOTE, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                 (Fixed Rate)


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
Principal Amount:  $105,000,000

Selling Agents' Commission: 0.500%

Net Proceeds To Issuer: $104,475,000

Original Issue Date: AUGUST 14, 1997               Interest Rate: 6.56%                        Stated Maturity: AUGUST 14, 2002

Interest Payment Date(s):                          Record Date(s):                             Default Rate: 6.56%
[X] February 1 and August 1                        [X] January 15 and July 15
[ ] Other:                                         [ ] Other:

Redemption Commencement                            Initial Redemption                           Annual Redemption
Date: NONE PRIOR TO STATED MATURITY                Percentage: N/A                              Percentage
                                                                                                Reduction: N/A

Optional Repayment                                                                              [ ]Check If An Original
Date(s): NONE PRIOR TO STATED MATURITY                                                               Issue Discount Note
                                                                                                Issue Price:     %

Specified Currency:                                Authorized Denomination:                     Exchange Rate Agent
[X] United States dollars                          [X] $1,000 and integral                      (if other than The
[ ] Other:                                         multiples thereof                            Bank of New York): N/A
                                                   [ ] Other:

Addendum Attached:                                 Form:
[ ] Yes                                            [X] Book-Entry
[X] N0                                             [ ] Certificated

Other Provisions: NONE
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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


[X] GOLDMAN, SACHS & CO.
                        [X] MERRILL LYNCH & CO.
                                                [X] SALOMON BROTHERS INC